Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 1, 2013	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com

TOLL BROTHERS ANNOUNCES NEW $1.035 BILLION BANK CREDIT FACILITY
Horsham, Pa., August 1, 2013 -- Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today announced that it had finalized a new five-year $1.035 billion bank credit facility. The unsecured facility, which closed on August 1, 2013 and matures in August 2018, replaces the Company's existing $885 million revolving credit facility, which was scheduled to mature in October 2014. The new credit facility has an accordion feature under which it can increase to a maximum of $2.0 billion, subject to certain conditions.
Douglas C. Yearley, Jr., Toll Brothers’ chief executive officer, stated: “We appreciate this significant vote of confidence from our strong diversified group of U.S. and global financial institutions. We have been seeing tremendous land opportunities in the market over recent quarters. This new facility will help position us to continue to grow the Company.”
Martin P. Connor, the Company’s chief financial officer, stated: “The excellent quality of the institutions in our new facility and the attractive terms of this transaction are a positive testament to our Company and our prospects as the housing market proceeds with its recovery.”
Citigroup Global Markets Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC, RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. acted as Joint Lead Arrangers and Joint Bookrunners for the new facility with Citibank, N.A. as Administrative Agent; Deutsche Bank Securities Inc. and The Royal Bank of Scotland plc as Syndication Agents; SunTrust Bank and PNC Bank, National Association as Documentation Agents; Capital One, National Association, U.S. Bank National Association, Wells Fargo Bank, N.A., Bank of America, Comerica Bank, Fifth Third Bank, an Ohio banking corporation, Regions Bank, Sumitomo Mitsui Banking Corporation, Texas Capital Bank, N.A. and TD Bank, N.A. as Lenders.
Toll Brothers, Inc., A FORTUNE 1000 Company, is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol "TOL." The Company serves move-up, empty-nester, active-adult, and second-home buyers and operates in 19 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Texas, Virginia, and Washington.

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Toll Brothers builds an array of luxury residential communities, principally on land it develops and improves: single-family detached and attached home communities, master planned resort-style golf communities, and urban low-, mid- and high-rise communities. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. The Company acquires and develops commercial properties through Toll Commercial and its affiliate, Toll Brothers Realty Trust, and purchases distressed loan and real estate asset portfolios through its wholly owned subsidiary, Gibraltar Capital and Asset Management.
Toll Brothers, is honored to have won the three most coveted awards in the homebuilding industry: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. Toll Brothers was awarded Builder of the Year for 2012 and is the only two-time recipient. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit www.tollbrothers.com.
Certain information included in this release is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance, resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; contract pricing; business and investment opportunities; and market and industry trends.

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Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; and weather conditions. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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